Exhibit 5.1

[Wilson Sonsini Goodrich & Rosati, Profesional Corporation Letterhead]

May 16, 2007

Micron Technology, Inc.
8000 South Federal Way
Boise, ID 83716

  Re:
  Micron Technology, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Micron Technology, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). Pursuant to the Registration Statement, the Company is registering under the Act an indeterminate amount of the Company's convertible senior notes (the "Notes") and shares of the Company's Common Stock, $0.10 par value per share (the "Common Stock"). The Notes may be sold from time to time as set forth in the prospectus that forms a part of the Registration Statement (the "Prospectus").

        The Notes are to be issued pursuant to an Indenture, which has been filed as an exhibit to the Registration Statement (the "Indenture"), to be entered into between the Company and Wells Fargo Bank, National Association, as Trustee (the "Trustee"). The Notes will be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement"), in substantially the form filed or to be filed as an exhibit to, or incorporated by reference in, the Registration Statement. The Notes are to be issued in the form included in the Indenture filed as an exhibit to the Registration Statement.

        We have examined the Registration Statement, the Indenture and such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (f) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) any securities issuable upon conversion, exchange, redemption or exercise of any securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (h) with respect to shares of Common Stock, there will be sufficient shares of Common Stock authorized under the Company's certificate of incorporation, as amended and in effect at the relevant time, and not otherwise reserved for issuance, and (i) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

        Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the State of New York (but only with respect to paragraph 1 below and only insofar as the opinion set forth therein relates to validity, binding effect and enforceability of the agreements referred to therein), and the General Corporation Law of the State of Delaware (the "DGCL"), and we have made no inquiry into, and we express no opinions as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. As you know, we are not licensed to practice law in the State of Delaware, and our opinions as to the DGCL are based solely on our review of standard compilations of such law.

        We express no opinion as to: (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences; (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; or (iii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law.

        Based on such examination, we are of the opinion that:

        1.     When the issuance of Notes has been duly authorized by appropriate corporate action and the Notes, in the form included in the Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting Agreement, and when the Company shall have received any consideration which is payable pursuant to the Underwriting Agreement and as described in the Registration Statement, any amendment thereto and the Prospectus relating thereto, the Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

        2.     When the issuance of the shares of Common Stock initially issuable upon conversion of the Notes has been duly authorized by appropriate corporate action, and the applicable conversion right has been duly exercised in accordance with the terms of the Notes and the Indenture, and such shares have been issued and delivered upon such exercise in accordance with the terms of the Notes and the Indenture, the shares of Common Stock will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                      Very truly yours,

                      WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation

                      /s/ WILSON SONSINI GOODRICH & ROSATI